Transgenomic Secures $8.0 Million Credit Facility

Omaha, Neb. (March 13, 2013) - Transgenomic, Inc. (OTC/BB: TBIO) today announced that it has secured an $8.0 million term and revolving credit facility from Third Security Senior Staff 2008 LLC, Third Security Staff 2010 LLC, and Third Security Incentive 2010 LLC (collectively, the “Third Security Investors”), which are entities affiliated with Third Security, LLC, a leading life sciences investment firm. Proceeds from the facility will be used to refinance the Company’s outstanding debt with Forest Laboratories and to help fund working capital requirements.

The facility consists of a $4.0 million term loan and a revolving credit line that will have up to $4.0 million available for draw against eligible accounts receivable. The 42-month term loan is structured to have an interest-only period until January 2014, followed by a 33-month amortization period. The revolving credit line also has a 42-month duration. The new line of credit, combined with the $8.3 million raised in its recent private placement of common stock, provides the Company with substantial capital to continue building its presence as a leading personalized medicine company.

“The $8.0 million facility provides us with a non-dilutive vehicle to repay our existing debt and also provides additional growth capital at attractive terms,” said Mark P. Colonnese, Executive Vice President and Chief Financial Officer. “This facility is another tangible show of support from Third Security, who has been a knowledgeable and helpful partner with the Company for several years. With our current cash position, this increased credit capacity, and our market presence, we are well positioned to execute further on our strategic growth plan.”

About Transgenomic

Transgenomic, Inc. (www.transgenomic.com) is a global biotechnology company advancing personalized medicine in cardiology, oncology, and inherited diseases through its proprietary molecular technologies and world-class clinical and research services. The Company is a global leader in cardiac genetic testing with a family of innovative products, including its C-GAAP test, designed to detect gene mutations which indicate cardiac disorders, or which can lead to serious adverse events. Transgenomic has three complementary business divisions: Transgenomic Clinical Laboratories, which specializes in molecular diagnostics for cardiology, oncology, neurology, and mitochondrial disorders; Transgenomic Pharmacogenomic Services, a contract research laboratory that specializes in supporting all phases of pre-clinical and clinical trials for oncology drugs in development; and Transgenomic Diagnostic Tools, which produces equipment, reagents, and other consumables that empower clinical and research applications in molecular testing and cytogenetics. Transgenomic believes there is significant opportunity for continued growth across all three businesses by leveraging their synergistic capabilities, technologies, and expertise. The Company actively develops and acquires new technology and other intellectual property that strengthens its leadership in personalized medicine.

About Third Security

Third Security is an independent, private venture capital investment firm with offices in Radford, Virginia, Palm Beach, Florida and San Francisco, California. The Third Security management team consists of life-science focused investment professionals dedicated to managing the risks and challenges of high growth, technology-driven businesses. More information is available at www.thirdsecurity.com.

Forward-Looking Statements

Certain statements in this press release constitute “forward-looking statements” of Transgenomic within the meaning of the Private Securities Litigation Reform Act of 1995, which involve known and unknown risks, uncertainties and other factors that may cause actual results to be materially different from any future results, performance or achievements expressed or implied by such statements. Forward-looking statements include, but are not limited to, those with respect to management's current views and estimates of future economic circumstances, industry conditions, company performance and financial results, including the ability of the Company to grow its involvement in the diagnostic products and services markets. The known risks, uncertainties and other factors affecting these forward-looking statements are described from time to time in Transgenomic's filings with the Securities and Exchange Commission. Any change in such factors, risks and uncertainties may cause the actual results, events and performance to differ materially from those referred to in such statements. Accordingly, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 with respect to all statements contained in this press release. All information in this press release is as of the date of the release and Transgenomic does not undertake any duty to update this information, including any forward-looking statements, unless required by law.

Investor Contact	Company Contact

Michelle Carroll/Susan Kim	Investor Relations
Argot Partners	Transgenomic, Inc.
212-600-1902	402-452-5416
michelle@argotpartners.com	investorrelations@transgenomic.com
susan@argotpartners.com